Exhibit 10.3

Execution Copy
SECOND SUPPLEMENT
TO THE
MASTER AMENDED AND RESTATED CREDIT AGREEMENT
(Revolving and Letter of Credit Facility)
     THIS SECOND SUPPLEMENT TO THE MASTER AMENDED AND RESTATED CREDIT AGREEMENT (“Second Supplement”) is made and entered into as of November 14, 2006, by and between GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company, and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank. This Second Supplement supplements the Master Amended and Restated Credit Agreement between Lender and Borrower dated as of even date herewith (as the same may be amended, restated, or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).
RECITALS:
     A. Pursuant to the Original Credit Agreement, Lender has made certain loans and other credit accommodations available to Borrower, including a revolving letter of credit facility with letter of credit sub-facility referred to as loan number 2051 in Lender’s records (the “Original Revolving Facility”).
     B. Borrower and Lender wish to re-document, amend and restate each of the existing loans and credit facilities by Lender in favor of Borrower, including the Original Revolving Facility, and document certain new loans and credit facilities, in each case pursuant to the Master Agreement, the Supplements, and the other Amendment Documents.
     C. As of the date hereof, the principal amount outstanding under the Original Revolving Facility is $0, and there are letters of credit outstanding in the aggregate notional amount of $0.
AGREEMENT:
     1. Definitions. Capitalized terms used and not otherwise defined in this Second Supplement have the meanings attributed to them below or in the Master Agreement. Definitions in this Second Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this Second Supplement. Definitions set forth in the Master Agreement control for all other purposes. As used in this Second Supplement, the following terms have the following meanings:
     “Letter of Credit” means a standby or documentary (trade) letter of credit issued for the account of Borrower pursuant to this Second Supplement.
     “Letter of Credit Liabilities” means, at any time of calculation, the sum of (a) without duplication, the amount then available for drawing under all outstanding Letters of Credit without regard to whether any conditions to drawing thereunder can then be met plus (b) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all such Letters of Credit.
     “Margin” means:
(a)	0 if the Net Worth Ratio is greater than 1.00:1.00;

(b)	15 basis points (0.15%) if the Net Worth Ratio is less than 1.00:1.00 but greater than 0.67:1.00; and

(c)	25 basis points (0.25%) if the Net Worth Ratio is less than 0.67:1.00.
     The Margin will be set on September 1, 2007 (based on Borrower’s most recent 10-Q report filed with the SEC), and on the Spread Adjustment Date (based on prior year audited financial statements) each year thereafter based on Borrower’s most recent audited financial statements.
     “Net Worth Ratio” means the ratio of Borrower’s Total Debt to Borrower’s Tangible Net Worth.
     “Prime Rate” means the rate of that name as published in the “Money Rates” Section of the Wall Street Journal in effect from time to time; provided, if Lender determines that the foregoing source is unavailable, Lender will determine the Prime Rate based on a new index that is based on comparable information.
     “Revolving Commitment Amount” is the amount set forth in the first column below through and including the date set forth in the second column below, and then the amount set forth in the first column of the next line through and including the date set forth in the second column of such line until the Revolving Facility Maturity Date, at which time the Revolving Commitment Amount will be $0:

Commitment	Committed Through
$15,000,000	October 31, 2007
$14,500,000	October 31, 2008
$13,500,000	October 31, 2009
$12,500,000	October 31, 2010
$11,500,000	October 31, 2011
$10,500,000	October 31, 2012
$9,500,000	October 31, 2013
$8,500,000	October 31, 2014
$7,500,000	October 31, 2015
$5,000,000	October 31, 2016
$2,500,000	Revolving Facility Maturity Date
     “Revolving Facility” means the revolving credit facility established pursuant to this Second Supplement.

     “Revolving Facility Maturity Date” means the earlier of (a) August 1, 2017, and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.
     “Revolving Loan” means a Loan made under the Revolving Facility.
     “Revolving Note” means the Second Amended and Restated Revolving Credit Note made by Borrower payable to the order of Lender, dated the date hereof, in the initial aggregate principal amount of $15,000,000 in substantially the form of Exhibit 2A attached hereto.
     “Spread Adjustment Date” means March 1 of each year beginning March 1, 2008.
     2. Effect of Second Supplement. This Second Supplement, along with the Master Agreement, amends the terms of the Original Revolving Facility effective as of the date hereof.
     3. Conditions Precedent. Lender will have no obligation under this Second Supplement, the Agreement, or any Amendment Document until each of the following conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:
(a)	Lender has received all fees and other amounts due and payable on or prior to the date hereof, including the fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender;

(b)	Lender has received Borrower’s counterpart of this Second Supplement and the Revolving Note duly executed and delivered by Borrower;

(c)	Lender has received Borrower’s counterparts of the Master Agreement and all Amendment Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Lender may require;

(d)	the representations and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof;

(e)	all conditions precedent in the Master Agreement and each other Loan Document have been satisfied or waived; and

(f)	no Default or Event of Default has occurred and is continuing.
     4. Establishment of Revolving Facility. Lender hereby establishes in favor of Borrower a revolving credit facility in the amount of the Revolving Commitment Amount. Subject to the terms, conditions, and limitations herein, Borrower may borrow, prepay and re-borrow Revolving Loans from time to time in amounts up to the Revolving Commitment Amount. The aggregate principal amount of the sum of Revolving Loans and Letter of Credit Liabilities may not exceed the Revolving Commitment Amount at any time. To request a Revolving Loan, a Responsible Officer will give Lender written notice (or telephonic notice promptly confirmed in writing) of each request for a Revolving Loan substantially in the form of Exhibit 2B attached hereto (a “Revolving Draw Request”) prior to 11:00 a.m. (Rochester, Minnesota Time) five Business Days prior to the requested date of each Revolving Advance. Each Revolving Draw Request will be irrevocable and will specify: (a) the aggregate principal amount to be borrowed and (b) the requested funding date (which must be a Business Day). Revolving Loans will be advanced in accordance with Section 1.10 of the Master Agreement.
     5. Conditions to Each Advance. The obligation of Lender to make a Revolving Loan is subject to the satisfaction of the following conditions precedent, unless waived by Lender in accordance with Section 8.02 of the Master Agreement:
(a)	Lender has received a timely Revolving Draw Request;

(b)	at the time of and immediately after giving effect to such Loan, no Default or Event of Default exists;

(c)	all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of such Loan before and after giving effect thereto, except to the extent such representations and warranties relate solely to an earlier period; and

(d)	since the date of the most recent audited financial statements of Borrower delivered to Lender, there has been no change which has had or could reasonably be expected to result in a Material Adverse Effect.
     6. Repayment. Any amount of Revolving Loans outstanding that is greater than the Revolving Commitment Amount is due and payable immediately. All remaining principal and accrued interest and other Obligations related to the Revolving Loans outstanding on Revolving Loans are be due and payable on the Revolving Facility Maturity Date.
     7. Interest. Interest on the unpaid principal amount of Revolving Loans will accrue on a simple interest basis at the floating Prime Rate in effect from time to time minus the Margin. Interest accruing on Revolving Loans will be paid in full in arrears on the last day of each calendar month prior to the Revolving Facility Maturity Date.
     8. Letter of Credit. On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment Amount may be used by Borrower, in addition to Revolving Loans, for the issuance of one or more Letters of Credit so long as, after giving effect to any such issuance, (a) the aggregate Letter of Credit Liabilities under all Letters of Credit does not exceed $5,000,000, and (b) the sum of (1) all Letter of Credit Liabilities plus (2) the principal and accrued interest outstanding on Revolving Loans does not exceed the Revolving Commitment Amount. Each Letter of Credit will expire by its terms within 364 days after the date of issuance and in any event at least thirty (30) days prior to the Revolving Facility Maturity Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more successive 364-day periods provided that Lender has the right to terminate such Letter of Credit on each such expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Revolving Facility Maturity Date.

     9. Letter of Credit Fee. Borrower will pay to Lender a letter of credit fee of 100 basis points (1.00%) of the notional amount of each Letter of Credit issued on the date of issuance and the date of any renewal. In addition, Borrower agrees to pay promptly to Lender any fronting or other fees that it may charge in connection with any Letter of Credit.
     10. Reimbursement Obligation of Borrower. If Lender honors any draw request under, and makes payment in respect of, a Letter of Credit, (a) Borrower will promptly reimburse Lender for such amount and (b) Borrower will be deemed to have immediately requested that Lender make a Revolving Loan in a principal amount equal to the such amount (but solely to the extent Borrower fails to directly reimburse Lender for the amount of such payment). Lender hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 10 in satisfaction of Borrower’s reimbursement obligations arising pursuant to this Section 10.
     11. Reimbursement and Other Payments by Borrower. The obligations of Borrower to reimburse Lender pursuant to Section 10 is absolute, unconditional and irrevocable, and will be performed strictly in accordance with the terms of this Supplement and the Master Agreement, under all circumstances whatsoever, including the following:
(a)	any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from any Letter of Credit or any related document;

(b)	the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit, Lender or any other Person, whether in connection with any Loan Document or any unrelated transaction;

(c)	any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

(d)	to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
     12. Deposit Obligations of Borrower. In the event any Letter of Credit is outstanding at the time that Borrower prepays or is required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrower will (a) deposit with Lender cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities to be available to Lender to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (b) prepay the fee payable under Section 9 with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit will be refunded to Borrower, together with the deposit described in the preceding clause (a) to the extent not previously applied by Lender in the manner described herein.
     13. Reaffirmation of Representations and Warranties. Borrower’s request for a Revolving Loan will be deemed Borrower’s reaffirmation of its representations and warranties under the Loan Documents, except to the extent such representations and warranties relate solely to an earlier period.
     14. Prepayment Fees. In the Revolving Facility is refinanced with a Person other than Lender prior to the date three years from the date hereof, whether voluntarily or involuntarily (including any payment effected by Lender’s exercise of any right to accelerate), Borrower agrees to pay to Lender a prepayment fee in the amount (a) three percent (3.0%) if such refinancing occurs prior to the date one year from the date hereof, (b) two percent (2.0%) if such refinancing occurs prior to the date two years from the date hereof, and (c) one percent (1.0%) if such refinancing occurs prior to the date three years from the date hereof. Borrower agrees that the prepayment fee is paid for the right to prepay and that is does not constitute liquidated damages or a penalty.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Second Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER: GOLDEN GRAIN ENERGY, LLC
By:	/s/ Walter Wendland
	Name:	Walter Wendland
	Title:	President

LENDER: HOME FEDERAL SAVINGS BANK
By:	/s/ Eric Oftedahl
	Name:	Eric Oftedahl
	Title:	Vice President

[SIGNATURE PAGE FOR SECOND SUPPLEMENT TO
MASTER AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT 2A
SECOND AMENDED AND RESTATED
REVOLVING CREDIT NOTE
$15,000,000
Rochester, Minnesota
November 14, 2006
     FOR VALUE RECEIVED, the undersigned, Golden Grain Energy, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to the order of Home Federal Savings Bank (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947, (a) on the Revolving Facility Maturity Date (as defined in the Master Amended and Restated Credit Agreement between Borrower and Lender dated as of November 14, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)) and the Second Supplement to the Master Amended and Restated Credit Agreement (Revolving and Letter of Credit Facility) between Borrower and Lender, dated the same date, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00) or so much of the unpaid principal amount of the Revolving Facility (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Revolving Facility Maturity Date, the principal amount of the Revolving Loans payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest and Additional Interest (each as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender. THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE RESTATES AND AMENDS THE “AMENDED AND RESTATED REVOLVING CREDIT NOTE” ISSUED ON JANUARY 30, 2006, BY BORROWER TO LENDER, AND SHALL NOT BE CONSIDERED A NOVATION OF SUCH NOTE.
     All borrowings evidenced by this Second Amended and Restated Revolving Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Second Amended and Restated Revolving Note and the Credit Agreement.
     This Second Amended and Restated Revolving Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GOLDEN GRAIN ENERGY, LLC
By:
	Name:	Walter Wendland
	Title:	President

EXHIBIT 2B
Revolving Draw Request
[Date]
Home Federal Savings Bank
Post Office Box 6947
1016 Civic Center Drive N.W.
Rochester, Minnesota 55903-6947
Attention: Eric Oftedahl
Dear Mr. Oftedahl:
     Reference is made to the Master Amended and Rested Credit Agreement dated as of November 14, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), between the undersigned as Borrower, and Home Federal Savings Bank as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Revolving Draw Request, and Borrower hereby requests a Revolving Loan under the Credit Agreement, and in that connection Borrower certifies the following information with respect to the Revolving Borrowing requested hereby:
(A)	Aggregate principal amount of the requested Revolving Loan[1]:

(B)	Date of the requested Revolving Loan (which is a Business Day):
Borrower hereby represents and warrants that the conditions specified in Section 5 of the Second Supplement to the Credit Agreement are satisfied.

Very truly yours, GOLDEN GRAIN ENERGY, LLC
By:
Name:
Title:

1 Not less than $100,000 and an integral multiple of $100,000.